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                     STRADLEY, RONON, STEVENS & YOUNG, LLP
                            2600 ONE COMMERCE SQUARE
                        PHILADELPHIA, PENNSYLVANIA 19103

                                                               November 12, 1997

Royce Global Trust, Inc.
1414 Avenue of the Americas
New York, New York 10019

     Re: Offering by Royce Global Trust, Inc.

     We have acted as special Maryland counsel to Royce Global Trust, Inc., a Maryland corporation (the 'Fund'), in connection with the issuance of 800,000 shares of its Cumulative Preferred Stock, par value $.01 per share (the 'Cumulative Preferred Stock') pursuant to a proposed Underwriting Agreement (the 'Underwriting Agreement') among the Fund, Royce & Associates, Inc. and Smith Barney Inc. (the 'Underwriter') substantially in the form of the craft Underwriting Agreement reviewed by us. Capitalized terms used in this opinion, unless otherwise defined, have the meanings specified in the Underwriting Agreement.

     We have examined the Fund's Charter and Bylaws, the Prospectus relating to the Fund's Registration Statement on Form N-2 with respect to the Cumulative Preferred Stock filed with the Securities and Exchange Commission (Securities Act Registration No. 333-34325, Investment Company Act File No. 811-5397) (the 'Registration Statement') substantially in the form in which it is expected to become effective, the Underwriting Agreement, the Advisory Agreement and the Custodian Contract (collectively, the 'Fund Agreements'). We are also familiar with the Articles Supplementary authorizing the issuance of the Cumulative Preferred Stock (the 'Articles Supplementary'), in the form in which they have been filed with the Registration Statement. We have examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland, in good standing, and duly authorized to transact business in the State of Maryland. We have further examined and relied upon a certificate of the Secretary of the Fund with respect to the Fund's Bylaws and certain actions taken by its Board of Directors, among other matters addressed in the certificate.

     We have assumed, without independent investigation, the genuineness of signatures, the authenticity of all documents


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Royce Global Trust, Inc.
November 12, 1997
Page 2

submitted to us as originals, and the conformity of copies to the originals. We have further assumed that the shares of Common Stock outstanding are fully paid and nonassessable. Statements made herein 'to our knowledge' or similar language are based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Fund in connection with the transactions contemplated by the Underwriting Agreement. Except as otherwise indicated herein, we have not undertaken any independent investigation of factual matters.

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that when the Articles Supplementary have been filed with the State of Maryland, and when the final terms of the issuance of the Cumulative Preferred Stock have been authorized by the Board of Directors of the Fund pursuant to the Maryland General Corporation Law and the Charter of the Fund, the Cumulative Preferred Stock to be offered pursuant to the Prospectus will have been duly authorized and, when issued and paid for in accordance with the Prospectus, will have been validly and legally issued, and will be fully paid and non-assessable.

     The Charter and Bylaws of the Fund require compliance with various provisions of the Investment Company Act of 1940. We express no opinion with respect to such compliance. Furthermore, this letter expresses our opinion with respect to the Maryland General Corporation Law governing the matters set forth above. It does not extend to securities or 'Blue Sky' laws of Maryland or to federal securities laws or to other laws.

     This opinion is provided in connection with the registration of the Cumulative Preferred Stock, and we consent to its filing as an exhibit to the Registration Statement. We also consent to the reference to us in the Prospectus with respect to the opinion set forth herein. We do not, by such consent, admit that we are 'experts' within the meaning of the Securities Act of 1933 and the rules and regulations thereunder. This opinion may not be relied upon by any other person, or for any other purpose without our prior written consent.


                                   Very truly yours,
                                   /s/ STRADLEY, RONON, STEVENS & YOUNG, LLP



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